EX-23.2


      CONSENT OF INDEPENDENT AUDITORS



     We consent to incorporation by reference in Registration Statement No. 333-51582 on Form S-8 of Telco-Technology, Inc., of our report dated February 9, 2001 with respect to the financial statements of Telco-Technology, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2001.


/s/ Kempisty & Company CPAs PC
Kempisty & Company
Certified Public Accountants
New York, New York
March 28, 2002